DEBT AMENDMENT

The Holder (the “Holder”) is the holder of an outstanding promissory note issued by WRAPmail Inc. (the “Company”), in the principal amount of $15,000 of which the Company has (the “Note”),

The Holder and the Company now desire to amend certain provisions of the Notes as follows:

(a) the Note, including all accrued interest thereon, shall be convertible into shares of the Company’s common   stock   at   a   conversion   price   equal to the lesser of (i) $0.01, or (ii) fifty percent (50%) of the lowest Closing Bid Price of the Common Stock for the thirty (30) Trading Days preceding the Conversion Date;

(b) the Maturity Date of the Notes shall be extended to February 1, 2017; and

(c) The Holder may not convert the Notes to the extent such conversion would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.999% of the then issued and outstanding shares of Common Stock held by such Holder after application of this Section.  Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 9.999% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of Notes are convertible shall be the responsibility and obligation of the Holder.  If the Holder has delivered a Conversion Notice for a principal amount of Notes that would result in the issuance of in excess of the permitted amount hereunder, without regard to any other shares that the Holder or its affiliates may beneficially own, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date and, at the option of the Holder, either retain any principal amount tendered for conversion in excess of the permitted amount hereunder for future conversions or return such excess principal amount to the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 65 days prior notice to the Company.

This Agreement shall be construed as to both validity and performance and enforced in accordance with and governed by the laws of the State of New York, without giving effect to the conflicts of the law principles thereof.

This Agreement may not be modified or changed except by an instrument or instruments in writing executed by the parties hereto.

Dated: December 21, 2016

WRAPmail, Inc

___________________________

Marco Alfonsi, CEO

Paul Alfonsi

___________________________

PROMISSORY  NOTE

$15,000

February I, 2016

FOR VALUE RECEIVED, WrapMail, Inc. ("Maker") promises to pay Paul Alfonsi or  his assigns ("Holder") in lawful money of the United  States  of  America,  the aggregate  principal sum of Fifteen Thousand  Dollars  ($15,000).  The  interest  on  the  unpaid  principal  balance shall accrue  from  the date  the sum was  received  until  the Payment  Date  (as  defined  below) at an annual rate equal to 12%  per annum.  Interest shall  be  calculated on  the  basis  of a year of 365 or 366 days, as applicable, and charged for the actual number of days elapsed until payment.

l. Principal  and Interest.   The principal amount of this Note and  all accrued  interest shall be due and payable in one lump sum payment on August I, 2016 (the "Payment Date"). Notwithstanding anything herein to the contrary, the Note may  be  prepaid  by  Maker without penalty, in whole or in part.

2.

Manner  of  Payment.  The  payment  of  principal  and  interest  on  this  Note  shall  be paid  by  Maker  to  Holder  by  wire  transfer  of  immediately   available   funds  to  an  account or accounts designated by Holder in writing. If any payment  of  principal  or  interest  on  this Note is due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day, and such extension  of  time  shall  be  taken  into  account  in calculating  the  amount  of   interest   payable   under   this  Note.  "Business  Day" means  any day other  than  a  Saturday, Sunday  or legal  holiday  in the State of  New York.

3.

Prepayment. Maker may, without premium or  penalty, at any  time  and  from  time to time, prepay all or any portion of the outstanding principal balance due under  this  Note, provided that each such prepayment is accompanied by accrued interest on the amount  of principal  prepaid calculated  to the date  of such prepayment.

4.

Events of Default. An Event of  Default  is  defined  as  follows:  (a)  failure  by  the Maker to pay  amounts  due hereunder  within  fifteen  (15)  days  of  the  date  of  maturity  of this Note; (b) failure  by  the  Maker  for  thirty  (30)  days  after  notice  to  it  to  comply  with any of its other  agreements  in the Note; (c) events  of  bankruptcy  or  insolvency;  (d) a breach by the Maker of its obligations under  this  Agreement  which  is  not  cured  by  the  Maker within  ten  (10)  days after  receipt of written notice thereof.

6.

Severability. If any  provision  in this  Note is held invalid  or  unenforceable  by any court of competent jurisdiction, the other provisions of this Note wilJ  remain  in  full  force  and effect.  Any  provision  of  this Note held invalid  or  unenforceable only in  part  or degree remain in full force and effect to the extent not held invalid or unenforceable.

7.

Governing Law. This Note will be governed by the laws of the State of New York  without regard to principles of conflicts of laws.

8.

Parties in Interest. This Note may be assigned or transferred by Holder. Subject to the preceding sentence, the rights and obligations of Maker and Holder shall be binding upon and benefit their successors, assigns, heirs, administrators and transferees.

9.

Section Headings; Construction. The headings of Sections in this Note are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Note unless otherwise specified. All words used in this Note will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the  words "hereof' and "hereunder" and  similar  references refer  to  this Note  in  its entirety  and  not to any specific section or subsection hereof.

IN WITNESS WHEREOF, Maker has accepted this Note and the terms herein as of  the date  first written above and executed and delivered this Note as of this l_day of February,  2016

/s/ Marco Alfonsi

Marco Alfonsi

CEO